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                POTOMAC ELECTRIC POWER COMPANY

       1900 Pennsylvania Avenue, N.W., Washington, D.C.

                              and

                     THE BANK OF NEW YORK,
                            Trustee

               101 Barclay Street, New York, NY



                      ------------------




                    Supplemental Indenture

                Dated as of __________ __, 1998




                      ------------------

                   Supplemental to Indenture

                  Dated ___________ __, 1998

                      ------------------

            SENIOR NOTES, ____ % SERIES DUE ____












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

     THIS SUPPLEMENTAL INDENTURE, dated as of ________________, is entered into by and between Potomac Electric Power Company, a corporation organized and existing under the laws of the District of Columbia and the Commonwealth of Virginia (herein called the "Company"), and The Bank of New York, a New York banking corporation organized and existing under the laws of the State of New York (herein called the "Trustee"), having its Corporate Trust Office at 101 Barclay Street, Floor 21 West, New York, New York 10286.

      WHEREAS, the Company has heretofore executed and delivered to the Trustee that certain indenture, dated ___________, 1998 (the "Indenture"), providing for the issuance by the Company from time to time of its senior debt securities to be issued in one or more series (the "Senior Notes"); and

     WHEREAS, the Company is entitled to have authenticated and delivered Senior Notes upon compliance with the provisions of the Indenture; and

     WHEREAS, the Company has determined to issue a series of Senior Notes under the Indenture in the principal amount of $___,000,000, to be known as Senior Notes, __% Series due ____
(hereinafter called "Senior Notes of ____ Series"); and

     WHEREAS, the Indenture provides that certain terms and provisions of the Senior Notes of any particular series, as determined by the Board of Directors of the Company, may be expressed in and provided by the execution of an appropriate supplemental indenture;

     WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture in the form hereof for the purposes herein provided; and

     WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to establish the terms of the Senior Notes of ____ Series, and for and in consideration of the premises and of the covenants contained herein and in the Indenture, and for other good ad valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee hereby covenant and agree as follows:

                            PART I.

                 DESCRIPTION OF SENIOR NOTES.

     Section 1. The Senior Notes of ____ Series shall be designated as "Senior Notes, __% Series due ____" of the Company. The Notes of ____ Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture.

     Section 2. Except for Senior Notes of ____ Series issued pursuant to Sections [304,] 305, 306, 906 or 1107 of the Indenture, the principal amount of Senior Notes of ____ Series which may be authenticated and delivered hereunder is limited to $___,000,000 aggregate principal amount.

     Section 3. The principal of the Senior Notes of ____ Series shall be due and payable on __________________.

     Section 4. Each Senior Note of ____ Series shall be dated as of the date of its authentication. Each Senior Note of ____ Series shall bear interest at the rate of________________ (___%) per annum from _________________ or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for [and (to the extent that the payment of such interest shall be legally enforceable) at the rate of __% per annum on any overdue principal and premium and on any overdue installment of interest]. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months. Interest on the Senior Notes of
___ Series shall be payable semiannually on the ____ day of _______ and the ____ day of _________ in each year (each such ______________ and _________________, an "Interest Payment Date"),
commencing _______________. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons in whose names the Senior Notes of ____ Series are registered at the close of business on the last business day which is more than ten days prior to such Interest Payment Date (each such date, a "Regular Record Date"). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder of Senior Notes of ___ Series on such Regular Record Date and may either be paid to the Persons in whose name the Senior Notes of ___ Series are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to holders of Senior Notes of ___ Series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes of ___ Series may be listed, and upon such notice as may be required by such exchange.

     Section 5. The Senior Notes of ____ Series shall be payable as to principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and shall be payable at agency of the Company in the Borough of Manhattan, The City of New York; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

     Section 6. The Senior Notes of ____ Series shall be issued in registered form without coupons in denominations of any multiple of $1,000, numbered consecutively upwards from ____. [The Senior Notes of ___ Series initially shall be issued in the form of Global Securities, and The Depository Trust Company is hereby designated as the Depositary for such Global Securities. Global Securities representing Senior Notes of ___ Series may be transferred to, and registered and exchanged for Senior Notes registered in the name of, a Person other than the Depositary only in accordance with the terms of Section 305(h) of the Indenture.]

     [Section 7. The Senior Notes of ___ Series shall be subject to the provisions of Section 1302 Section 1303 of the Indenture.]

     Section 8. Until the Release Date, the due and punctual payment of the principal of, premium, if any, and interest on Senior Notes of ____ Series shall be secured pursuant to Article XIV of the Indenture by a series of First Mortgage Bonds issued by the Company concurrently with the issuance of the Senior Notes of
___ Series, pursuant to a Supplemental Indenture, dated ______, 1998, under the Mortgage and Deed of Trust, dated July 1, 1936, as amended and supplemented, between the Company and The Bank of New York, as trustee and as successor in such capacity to The Riggs National Bank of Washington, D.C., and designated as "First Mortgage Bonds, __% Series due ______" and delivered and pledged by the Company to the Trustee.

     Section 9. The Senior Notes of ____ Series, and the Trustee's certificate to be endorsed on the Senior Notes of ____ Series, shall be substantially in the following forms, respectively:

          [FORM OF FACE OF SENIOR NOTE OF ___ SERIES]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]

                POTOMAC ELECTRIC POWER COMPANY



No._________                                    $__________
                                         CUSIP No. ______

          Potomac Electric Power Company, a corporation duly organized and existing under the laws of the District of Columbia and the Commonwealth of Virginia (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of __________________ [Dollars] on _____________, [if the Senior Notes
of ____ Series are to bear interest prior to Maturity, insert -- , and to pay interest thereon from __________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on __________ and ___________ in each year (an "Interest Payment Date"), commencing _________, at the rate of ___% per annum, until the principal hereof is paid or made available for payment [if applicable, insert -- , and (to the extent that the payment of such interest shall be legally enforceable) at the rate of __% per annum on any overdue principal and premium and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest

Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note of ____ Series (or one or more Predecessor Securities) is registered at the close of business on the last business day which is more than ten days prior to Interest Payment Date (each such date a "Regular Record Date").
Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note of ____ Series (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes of ____ Series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes of ____ Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

          Payment of the principal of (and premium, if any) and [if applicable, insert -- any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose [in ____________] in such coin or currency of [the United States of America] [insert other currency, if applicable] as at the time of payment is legal tender for payment of public and private debts [if applicable, insert -- ; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

          Until the Release Date, the due and punctual payment of the principal of, premium, if any, and interest on the Senior Notes of ____ Series is secured pursuant to Article XIV of the Indenture by a series of First Mortgage Bonds issued by the Company under the Mortgage and Deed of Trust, dated July 1, 1936, as amended and supplemented, between the Company and The Bank of New York, as trustee and as successor in such capacity to The Riggs National Bank of Washington, D.C., and designated as "First Mortgage Bonds, __% Series due ______" and delivered and pledged by the Company to the Trustee.

          Reference is hereby made to the further provisions of the Senior Notes of ____ Series set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note of ____ Series shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                 POTOMAC ELECTRIC POWER COMPANY


                                 By:___________________________



Attest:


_____________________


                [FORM OF TRUSTEE'S CERTIFICATE]

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                 THE BANK OF NEW YORK

Dated:
                                 As Trustee


                                 By:_________________________
                                 Authorized Signatory


        [FORM OF REVERSE OF SENIOR NOTES OF __ SERIES]

          This Senior Note of ____ Series is one of a duly authorized issue of securities of the Company, issued and to be issued in under an Indenture, dated as of __________, 1998 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes of ____ Series and of the terms upon which the Senior Notes of ____ Series are, and are to be, authenticated and delivered. This Senior Note of ____ Series is one of the series designated on the face hereof[, limited in aggregate principal amount to $ ________].

          [If applicable, insert -- The Senior Notes of ____ Series are subject to redemption upon not less than 30 days' notice by mail, [if applicable, insert ---- (i) on ___________ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and
(ii)] at any time on or after _________, 19__], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before ___________, __%, and if redeemed] during the 12-month period beginning _________ of the years indicated,

              Redemption              Redemption
     Year     Price         Year      Price
     ----     ----------    ----      ----------

and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption [if applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of Senior Notes of ____ Series, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

          [If applicable, insert -- The Senior Notes of ____ Series are subject to redemption upon not less than 30 days' notice by mail, (i) on _______ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (ii) at any time [on or after ____________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below:
If redeemed during the 12-month period beginning ___________ of the years indicated,


               Redemption Price         Redemption Price For
               For Redemption           Redemption Otherwise
               Through Operation        Than Through Operation
      Year     of the Sinking Fund      of the Sinking Fund
      ----     -------------------      ----------------------


and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of Senior Notes of ____ Series, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture.]

          [The sinking fund for this series provides for the redemption on ________ in each year beginning with the year ____ and ending with the year of____ [not less than $_________ ("mandatory sinking fund") and not more than] $________ aggregate principal amount of Senior Notes of ____ Series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made [if applicable, insert -- in the inverse order in which they become due].

          [If the Senior Notes of ____ Series are subject to redemption, insert -- In the event of redemption of this Senior Note of ____ Series in part only, a new Senior Note of ____ Series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

          [If applicable, insert -- The Senior Notes of ____ Series are not subject to redemption prior to maturity.]

          [If applicable, insert -- The Indenture contains provisions for defeasance at any time of [(i)] (the entire indebtedness evidenced by the Senior Notes of ____ Series] [and
(ii)] [certain restrictive covenants,] [in each case] upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Senior Note of ____ Series.]

          If an Event of Default with respect to the Senior Notes of ____ Series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note of ____ Series shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note of ____ Series and of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note of ____ Series.

          No reference herein to the Indenture and no provision of this Senior Note of ____ Series or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium or interest on this Senior Note of ____ Series at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note of ____ Series is registerable in the Security Register, upon surrender of this Senior Note of ____ Series for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Senior Note of ____ Series are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of ____ Series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Senior Notes of ____ Series are issuable only in registered form without coupons in denominations of $ ______ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Senior Notes of ____ Series are exchangeable for a like aggregate principal amount of the Senior Notes of ____ Series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Senior Note of ____ Series for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note of ____ Series is registered as the owner hereof for all purposes, whether or not this Senior Note of ____ Series be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          No recourse shall be had for the payment of the principal of, or the interest on, this Senior Note of ____ Series, or for any claim based hereon or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Senior Note of ____ Series and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

          This Senior Note and the Indenture are governed by and shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof.

          All terms used in this Senior Note of ___ Series that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                           PART II.

                    ISSUE OF SENIOR NOTES.

     Section 1. Senior Notes of____ Series, in the aggregate principal amount permitted by Section 2 of Part I, may at any time and from time to time subsequent to the execution hereof be executed by the Company and delivered to the Trustee and, upon compliance by the Company with the terms of the Indenture, shall be authenticated by the Trustee and delivered in accordance with the terms of the Indenture.

     [Section 2. Until Senior Notes of____ Series in definitive form are ready for delivery, the Company may execute, and upon a Company Order the Trustee shall authenticate and deliver, in lieu thereof, Senior Notes of ____ Series in temporary form, as provided in Section 304 of the Indenture.]


                           PART III.

          REDEMPTION AND CANCELLATION OF SENIOR NOTES

     [Section 1.  The Senior Notes of ___ Series are not redeemable
prior to __________.   The Company shall, in accordance with the
terms of Article XI of the Indenture, have the right to redeem the Senior Notes of _____ Series, in whole, at any time, or in part, from time to time, on or after ______________, at the redemption price applicable to the respective periods set forth in the form of Senior Note of ___ Series contained in Section 9 of Part I hereof, together, in each case, with all accrued and unpaid interest thereon to the redemption date.]

     Section 2. All Senior Notes of ___ Series delivered to or redeemed by the Trustee pursuant to the provisions of this Part III shall forthwith be cancelled.


                           PART IV.

                         MISCELLANEOUS

     Section 1. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

     Section 2. In case any one or more of the provisions contained in this Supplemental Indenture or in the Senior Notes of ____ Series issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

     Section 3. The recitals contained herein are made by the Company solely and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company.

     Section 4. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, said Potomac Electric Power Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; and said The Bank of New York, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by one of its Assistant Vice Presidents, all as of the ___ day of _______, One thousand nine hundred and ninety-___.

                             POTOMAC ELECTRIC POWER COMPANY


                             By:  ____________________________
                                   Name:
                                   Title:


Attest:


____________________
Secretary
                             THE BANK OF NEW YORK, as Trustee


                             By:  _____________________________
                                   Name:
                                   Title:

Attest:


___________________________